                                                                    EXHIBIT 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Joint Proxy Statement/Prospectus included in the Form S-4 Registration Statement of Westamerica Bancorporation pertaining to its proposed merger with ValliCorp Holdings, Inc. of our report dated February 10, 1994, with respect to the consolidated financial statements of Mineral King Bancorp, Inc. for the year ended December 31, 1993 which appears in the Annual Report on Form 10-K of Vallicorp Holdings, Inc. for the year ended December 31, 1995. We also consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus. It should be noted that we have not audited any financial statements of Mineral King Bancorp, Inc. as of any date or for any period subsequent to December 31, 1993 and we have performed no audit procedures since February 10, 1994.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Los Angeles, California
January 2, 1997